July 9,1998


         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, DC  20549



                RePrudential World Fund: Global Series
                  File No's:  Invest811-3981
                                 Sec2-89725


         Gentlemen:

              Pursuant to the requirements of Rule 30b2-1 under the Investment Company Act of 1940 and Rule 14a-3(c) under the Securities Exchange Act of 1934, we hereby submit for filing the semi-annual report for the above-referenced Fund.





                                    Very truly yours,

                                    /s/ Grace Torres
                                    Grace Torres
                                    Treasurer